SIXTH AMENDMENT AGREEMENT

This SIXTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 1st day of June, 2011 among:

(a) CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (“Core Molding”);

(b) CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (“Core Mexico” and, together with Core Molding, collectively, “Borrowers” and, individually, each a “Borrower”);

(c) the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(d) KEYBANK NATIONAL ASSOCIATION, as the lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”).

WHEREAS, Borrowers, Agent and the Lenders are parties to that certain Credit Agreement, dated as of December 9, 2008, that provides, among other things, for loans and letters of credit aggregating Thirty-Four Million Eleven Thousand Fifty-Six and 15/100 Dollars ($34,011,056.15), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrowers, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers, Agent and the Lenders agree as follows:

1. Amendment to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin”, “Base Rate Loan”, “Commitment”, “Commitment Period”, “Consolidated EBITDA”, “Consolidated Fixed Charges”, “Consolidated Unfunded Capital Expenditures”, “Daily LIBOR Loan”, “Daily LIBOR Rate”, “Loan”, “Note”, and “Required Lenders” therefrom and to insert in place thereof, respectively, the following:

“Applicable Margin” means (a) one hundred seventy-five (175.00) basis points for Eurodollar Loans, (b) one hundred seventy-five (175.00) basis points for Daily LIBOR Loans, and (c) zero (0.00) basis points for Base Rate Loans.

“Base Rate Loan” means a Revolving Loan described in Section 2.2(a) hereof, a portion of the Term Loan described in Section 2.3 hereof, a Capex Draw Loan described in Section 2.4(a) hereof, a portion of the Capex Term Loan described in Section 2.4(b) hereof, an Expansion Revolving Loan described in Section 2.4A(a) hereof, or the Mexican Loan described in Section 2.5 hereof, that shall be denominated in Dollars and on which a Borrower shall pay interest at a rate based on the Derived Base Rate.

“Commitment” means the obligation hereunder of the Lenders, during the applicable Commitment Periods, (a) to make Revolving Loans and to participate in the issuance of Letters of Credit and Swing Loans pursuant to the Revolving Credit Commitment, (b) to make the Term Loan pursuant to the Term Loan Commitment (which Term Loan has been repaid prior to the Sixth Amendment Effective Date), (c) to make Capex Loans pursuant to the Capex Commitment, (d) to make Expansion Revolving Loans pursuant to the Expansion Revolving Credit Commitment, (e) to make the Mexican Loan pursuant to the Mexican Loan Commitment, and (f) to participate in the issuance of the IDRB Letter of Credit; up to the Total Commitment Amount.

“Commitment Period” means (a) with respect to the Revolving Credit Commitment, the period from the Closing Date to May 31, 2013, (b) with respect to the Expansion Revolving Credit Commitment, the period from the Sixth Amendment Effective Date to May 31, 2013, and (c) with respect to the IDRB Letter of Credit Commitment, the period from the Closing Date to April 17, 2014, or, in the case of each subpart (a), (b), and (c), such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis and in accordance with GAAP, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) reasonable non-recurring non-cash losses not incurred in the ordinary course of business, (v) non-cash compensation expenses recognized under Statement of Financial Accounting Standards 123R in connection with Core Molding’s equity incentive stock option plan and restricted stock grants, and (vi) non-cash post-retirement expenses minus retirement benefits paid in cash; minus, (b) to the extent included in Consolidated Net Earnings for such period, non-recurring gains not incurred in the ordinary course of business.

“Consolidated Fixed Charges” means, for any period, on a Consolidated basis and in accordance with GAAP, the aggregate, without duplication, of (a) Consolidated Interest Expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, but excluding any measure of ineffectiveness related to interest rate swaps and amortization of loan origination and issuance costs), (b) Consolidated Income Tax Expense, (c) scheduled principal payments of long-term Consolidated Funded Indebtedness (other than scheduled principal payments of the Mexican Loan that were prepaid by Core Molding or any of its Subsidiaries one year (or longer) prior to the due date of such principal payment), (d) Capital Distributions, and (e) Consolidated Unfunded Capital Expenditures; provided that, for the purposes of calculating the Fixed Charge Coverage Ratio, Consolidated Unfunded Capital Expenditures shall exclude project costs related to the Matamoras Expansion Project that are incurred on or before December 31, 2012, up to an aggregate amount not to exceed the total of (i) Fourteen Million Five Hundred Thousand Dollars ($14,500,000), minus (ii) the outstanding balance on the Expansion Revolving Credit Exposure.

“Consolidated Unfunded Capital Expenditures” means, for any period, all additions to fixed assets of the Companies not funded with (a) long-term Indebtedness, (b) Capitalized Lease Obligations, or (c) the Expansion Revolving Loans.

“Daily LIBOR Loan” means a Revolving Loan described in Section 2.2(a) hereof, an Expansion Revolving Loan described in Section 2.4A(a) hereof, or the Mexican Loan described in Section 2.5 hereof, that shall be denominated in Dollars and on which a Borrower shall pay interest at a rate based on the Derived Daily LIBOR Rate.

“Daily LIBOR Rate” means, for any Daily Interest Period:

(a) with respect to a Daily LIBOR Loan that is a Revolving Loan, an Expansion Revolving Loan, or a Swing Loan, a per annum rate of interest (rounded upwards, if necessary, to the nearest 1/16th of 1%) at which, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Daily Interest Period, Dollar deposits in immediately available funds in an amount comparable to such Loan and with a maturity of one day are offered to the prime banks by leading banks in the London interbank market; and

(b) with respect to a Daily LIBOR Loan that is the Mexican Loan, a rate per annum equal to a per annum the rate of interest, as of approximately 11:00 A.M. (London time) two Business Days prior to such date as the rate in the London interbank market for Dollar deposits in immediately available funds in an amount comparable to such Loan and with a maturity of one day are offered to the prime banks by leading banks in the London interbank market.

“Loan” means (a) a Revolving Loan, a Swing Loan, the Term Loan, a Capex Loan or an Expansion Revolving Loan granted to Core Molding by the Lenders in accordance with Section 2.2(a), 2.2(c), 2.3, 2.4 or 2.4A(a) hereof, or (b) the Mexican Loan granted to Core Mexico by the Lenders in accordance with Section 2.5 hereof.

“Note” means a Revolving Credit Note, the Swing Line Note, the Term Note, a Capex Note, an Expansion Revolving Credit Note or the Mexican Note, or any other promissory note delivered pursuant to this Agreement.

“Required Lenders” means the holders of more than fifty percent (50%) of the sum of:

(a) (i) during the Commitment Period applicable to the Revolving Credit Commitment, the Maximum Revolving Amount, or (ii) after such Commitment Period, the Revolving Credit Exposure;

(b) the principal outstanding under the Term Loan;

(c) (i) during the Commitment Period applicable to the Capex Draw Commitment, the Maximum Capex Draw Amount, or (ii) after such Commitment Period, the principal outstanding under the Capex Term Loan Commitment;

(d) (i) during the Commitment Period applicable to the Expansion Revolving Credit Commitment, the Maximum Expansion Revolving Amount, or (ii) after such Commitment Period, the Expansion Revolving Credit Exposure;

(e) (i) during the Commitment Period applicable to the Mexican Loan Commitment, the Maximum Mexican Draw Amount, or (ii) after such Commitment Period, the principal outstanding under the Mexican Loan Commitment; and

(f) the IDRB Letter of Credit Exposure.

2. Additions to Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Matamoros Expansion Project” means the expansion of a manufacturing plant in Matamoros, Mexico, at the location set forth on Schedule 3(b) hereto.

“Maximum Expansion Revolving Amount” means Ten Million Dollars ($10,000,000).

“Expansion Revolving Credit Commitment” means the obligations hereunder of the Lenders, during the applicable Commitment Period, to make Expansion Revolving Loans, up to an aggregate principal amount outstanding at any time equal to the Maximum Expansion Revolving Amount.

“Expansion Revolving Credit Exposure” means, at any time, the aggregate principal amount of all Expansion Revolving Loans outstanding.

“Expansion Revolving Credit Note” means an Expansion Revolving Credit Note, in the form of the attached Exhibit M, executed and delivered pursuant to Section 2.8(f) hereof.

“Expansion Revolving Loan” means a Loan granted to Core Molding by the Lenders in accordance with Section 2.4A(a) hereof.

“Sixth Amendment Effective Date” means June 1, 2011.

3. Amendment to Amount and Nature of Credit Provisions. Section 2.1 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

(c) The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, as the Term Loan as described in Section 2.3 hereof, as Capex Draw Loans as described in Section 2.4(a) hereof, as the Capex Term Loan as described in Section 2.4(b) hereof, as Expansion Revolving Loans as described in Section 2.4A(a) hereof, as the Mexican Loan as described in Section 2.5 hereof, and as Swing Loans as described in Section 2.2(c) hereof; Letters of Credit may be issued in accordance with Section 2.2(b) hereof; and the IDRB Letter of Credit has been issued in accordance with Section 2.6 hereof.

4. Amendment to Amount and Terms of Credit Provisions. Article II of the Credit Agreement is hereby amended to add the following new Section 2.4A thereto:

Section 2.4A. Expansion Revolving Credit Commitment.

(a) Expansion Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period applicable to the Expansion Revolving Credit Commitment, the Lenders shall make an Expansion Revolving Loan or Expansion Revolving Loans to Core Molding in such amount or amounts as Administrative Borrower, through an Authorized Officer, may from time to time request, but in the aggregate principal amount not exceeding at any time the Maximum Expansion Revolving Amount. Core Molding shall have the option, subject to the terms and conditions set forth herein, to borrow Expansion Revolving Loans, maturing on the last day of the Commitment Period applicable to the Expansion Revolving Credit Commitment, by means of any combination of Base Rate Loans or Daily LIBOR Loans.

(b) Optional Conversion of Expansion Revolving Loans. Notwithstanding anything herein to the contrary, so long as no Default or Event of Default shall then exist, Borrower shall have the option to convert the Expansion Revolving Loans to a term loan on or before the last day of the Commitment Period applicable to the Expansion Revolving Credit Commitment. Such term loan shall have terms and conditions, and be subject to documentation, that is in each case acceptable to Agent and the Lenders.

5. Amendment to IDRB Letter of Credit Provisions. Section 2.6 of the Credit Agreement is hereby amended to delete subsection (c)(i) therefrom and to insert in place thereof the following:

(c) IDRB Letter of Credit Fees. With respect to the IDRB Letter of Credit, Core Molding agrees to:

(i) pay to Agent, for the pro rata benefit of the Lenders, a non-refundable letter of credit fee from the Closing Date through the last day of the Commitment Period applicable to the IDRB Letter of Credit, which shall be paid monthly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to (A) one hundred seventy-five (175.00) basis points, multiplied by (B) the IDRB Letter of Credit Commitment, as such amount is reduced on a quarterly basis in accordance with the terms of the IDRB Documents;

6. Amendment to Interest. Section 2.7 of the Credit Agreement is hereby amended to delete subsection (f) therefrom and to insert in place thereof the following new subsection (f), and to add the following new subsection (j) at the end thereof:

(f) Mexican Loan.

(i) Base Rate Loan. Core Mexico shall pay interest on the unpaid principal amount of a Mexican Loan that is a Base Rate Loan outstanding from time to time, from the date thereof until paid, at the Derived Base Rate from time to time in effect. Interest on the Mexican Loan shall be payable on each Regularly Scheduled Payment Date thereafter and at the maturity thereof; provided that the Mexican Loan shall bear interest at the Derived Base Rate if required by Article III hereof.

(ii) Daily LIBOR Loans. Core Mexico shall pay interest on the unpaid principal amount of each Mexican Loan that is a Daily LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived Daily LIBOR Rate from time to time in effect. Interest on the Mexican Loan shall be payable on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

(j) Expansion Revolving Loans.

(i) Base Rate Loan. Core Molding shall pay interest on the unpaid principal amount of an Expansion Revolving Loan that is a Base Rate Loan outstanding from time to time, from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loan shall be payable, commencing July 1, 2011, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

(ii) Daily LIBOR Loans. Core Molding shall pay interest on the unpaid principal amount of each Expansion Revolving Loan that is a Daily LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived Daily LIBOR Rate from time to time in effect. Interest on such Daily LIBOR Loan shall be payable, commencing July 1, 2011, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

7. Addition to Evidence of Indebtedness Provisions. Section 2.8 of the Credit Agreement is hereby amended to add the following new subsection (f) thereto:

(f) Expansion Revolving Loan. Upon the request of a Lender, to evidence the obligation of Core Molding to repay the Expansion Revolving Loans made by such Lender and to pay interest thereon, Core Molding shall execute an Expansion Revolving Credit Note, payable to the order of such Lender in the principal amount of its Commitment Percentage of the Expansion Revolving Credit Commitment; provided that the failure of a Lender to request an Expansion Revolving Credit Note shall in no way detract from Core Molding’s obligations to such Lender hereunder.

8. Addition to Commitment and Other Fee Provisions. Section 2.12 of the Credit Agreement is hereby amended to add the following new subsection (f) thereto:

(f) Commitment Fee for Expansion Revolving Loans. Core Molding shall pay to Agent, for the ratable account of the Lenders, as a consideration for the Expansion Revolving Credit Commitment, a commitment fee from the Sixth Amendment Effective Date to and including the last day of the Commitment Period applicable to the Expansion Revolving Credit Commitment, payable quarterly, at a rate per annum equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, multiplied by (ii) (A) the average daily Maximum Expansion Revolving Amount in effect during such quarter, minus (B) the average daily Expansion Revolving Credit Exposure during such quarter. The commitment fee for the Expansion Revolving Loans shall be payable in arrears, on July 1, 2011 and continuing on the first day of each October, January, April, and July thereafter, and on the last day of the Commitment Period applicable to the Expansion Revolving Credit Commitment.

9. Amendment to Prepayment Provisions. Section 2.14 of the Credit Agreement is hereby amended to delete subsection (f)(i) therefrom and to insert in place thereof the following new subsection (f)(i), and to add the following new subpart (g) at the end thereof:

(f) Application of Mandatory Prepayments. Each Mandatory Prepayment required to be made pursuant to Section 2.14(e) hereof shall be applied as follows:

(i) if such Mandatory Prepayment is payable by Core Molding, (A) first, to the Term Loan (to the payments of principal in the inverse order of maturities), with such payment first to be applied to the outstanding Base Rate Loans and then to the outstanding Eurodollar Loans, (B) second, as applicable, to the Capex Draw Loans and the Capex Term Loan (to the payments of principal in the inverse order of maturities), with such payment first to be applied to the outstanding Base Rate Loans and then to the outstanding Eurodollar Loans, (C) third, to the Expansion Revolving Loans, with such payment first to be applied to the outstanding Base Rate Loans and then to the outstanding Daily LIBOR Loans, and (C) fourth, to Revolving Loans, with such payment first to be applied to the outstanding Base Rate Loans and then to the outstanding Daily LIBOR Loans; and

(g) Expansion Revolving Credit Exposure. If, at any time, the Expansion Revolving Credit Exposure shall exceed the Expansion Revolving Credit Commitment, Core Molding shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Expansion Revolving Loans sufficient to bring the Expansion Revolving Credit Exposure within the Expansion Revolving Credit Commitment.

10. Deletion of Capital Expenditures Financial Covenant. Section 5.7 of the Credit Agreement is hereby amended to delete subsection (c) in its entirety.

11. Amendment to Use of Proceeds Provisions. Article V of the Credit Agreement is hereby amended to delete Section 5.18 therefrom and to insert in place thereof the following:

Section 5.18. Use of Proceeds. Borrowers’ use of the proceeds of (a) the Capex Loans and the Mexican Loan shall be for the Mexican Project, (b) the Expansion Revolving Loans shall be for capital expenditures for the Matamoros Expansion Project, and (c) the Revolving Loans and the Term Loan shall be for working capital and other general corporate purposes of the Companies, and for the refinancing of existing Indebtedness.

12. Addition to Application of Proceeds Provisions. Section 8.8 of the Credit Agreement is hereby amended to add the following new subsection (vi) thereto:

(vi) with respect to payments received in connection with the Expansion Revolving Credit Commitment, to the Expansion Revolving Loans;

13. Amendment to Schedule 1. The Credit Agreement is hereby amended to delete Schedule 1 (Commitments of Lenders) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 hereto.

14. Addition to Exhibits. The Credit Agreement is hereby amended to add Exhibit M (Form of Expansion Revolving Credit Note) thereto in the form of Exhibit M hereto.

15. Closing Deliveries. Concurrently with the execution of this Amendment, Core Molding shall:

(a) execute and deliver to Agent a replacement Revolving Credit Note, a replacement Capex Note, and an Expansion Revolving Credit Note;

(b) deliver to Agent certified copies of the resolutions of the board of directors of Core Molding evidencing approval of the execution and delivery of this Amendment and the execution of any other Loan Documents and Related Writings required in connection therewith;

(c) pay a renewal fee to Agent, for the benefit of the Lenders, in the amount of One Thousand Dollars ($1,000);

(d) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(e) pay all legal fees and expenses of Agent in connection with this Amendment and any other Loan Documents.

16. Representations and Warranties. Borrowers hereby represent and warrant to Agent and the Lenders that (a) Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Sixth Amendment Effective Date as if made on the Sixth Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrowers are not aware of any claim or offset against, or defense or counterclaim to, Borrowers’ obligations or liabilities under the Credit Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrowers in every respect, enforceable in accordance with its terms.

17. Waiver and Release. Borrowers, by signing below, hereby waive and release Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrowers are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

18. References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

19. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

20. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

21. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

22. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER. BORROWERS, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT OR THE LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Columbus, Ohio as of the date first set forth above.

CORE MOLDING TECHNOLOGIES, INC. By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: Vice President & CFO

CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V. By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: Attorney in Fact
KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Roger D. Campbell Name: Roger D. Campbell Title: SVP

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Sixth Amendment Agreement dated as of June 1, 2011. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWERS, AGENT AND THE LENDERS.

CORE COMPOSITES CINCINNATI, LLC By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: Vice President & CFO—	CORE COMPOSITES CORPORATION By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: Vice President & CFO—
CORE AUTOMOTIVE TECHNOLOGIES, LLC By: Core Molding Technologies, Inc., Its sole member By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: Vice President & CFO—

SCHEDULE 1

COMMITMENTS OF THE LENDERS*

LENDERS	KeyBank National Association

COMMITMENT PERCENTAGE	100%

REVOLVING CREDIT COMMITMENT AMOUNT	$8,000,000.00

TERM LOAN COMMITMENT AMOUNT	$0.00

CAPEX COMMITMENT AMOUNT	$8,428,571.00

EXPANSION REVOLVING CREDIT COMMITMENT	$10,000,000.00
AMOUNT

MEXICAN LOAN COMMITMENT AMOUNT	$4,800,000.00

IDRB LETTER OF CREDIT COMMITMENT AMOUNT	$1,632,767

MAXIMUM AMOUNT	$32,861,338.00

TOTAL COMMITMENT AMOUNT:	$32,861,338.00

*Effective as of the Sixth Amendment Effective Date, taking into account (a) amortization of principal on the Term Loan Commitment, Capex Commitment and Mexican Loan Commitment, and (b) reductions in the undrawn amount of the IDRB Letter of Credit.

EXHIBIT M
FORM OF
EXPANSION REVOLVING CREDIT NOTE

$10,000,000 Columbus, Ohio

June 1, 2011

FOR VALUE RECEIVED, the undersigned, CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), promises to pay, on the last day of the applicable Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of KEYBANK NATIONAL ASSOCIATION (“Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 88 East Broad Street, Second Floor, Columbus, Ohio 43215 the principal sum of

TEN MILLION AND 00/100 DOLLARS

or the aggregate unpaid principal amount of all Expansion Revolving Loans, as defined in the Credit Agreement, as hereinafter defined, made by Lender to Borrower pursuant to Section 2.4A(a) of the Credit Agreement, whichever is less, in lawful money of the United States of America.

As used herein, “Credit Agreement” means the Credit Agreement dated as of December 9, 2008, among Borrower, CoreComposites de Mexico, S. de R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico, the Lenders, as defined therein, and KeyBank National Association, as the lead arranger, sole book runner and administrative agent for the Lenders (“Agent”), as amended and as the same may from time to time be further amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

Borrower also promises to pay interest on the unpaid principal amount of each Expansion Revolving Loan from time to time outstanding, from the date of such Expansion Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.7(j) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.7(j); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Base Rate Loans and Daily LIBOR Loans, interest owing thereon, and payments of principal and interest of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of Borrower under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is one of the Expansion Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws provisions.

The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent’s attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Lenders.

CORE MOLDING TECHNOLOGIES, INC. By:
Name:
Title:

“WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU
WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT
FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR
RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT,
OR ANY OTHER CAUSE.”